SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 28, 2006

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth below relating to the letter agreement with Robert M. Amen, the newly appointed Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (the “Company”), is incorporated into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2006, the Company issued a press release announcing the appointment of Robert M. Amen, 56, as the Company’s Chairman of the Board and Chief Executive Officer effective July 1, 2006. In connection with Mr. Amen’s appointment, Arthur C. Martinez will step down from his role as Interim Chairman and Chief Executive Officer of the Company, which he has held since the retirement of Richard A. Goldstein following the Company’s Annual Meeting on May 9, 2006, and was reappointed as Lead Director of the Board of Directors effective July 1, 2006.

Mr. Amen was employed by International Paper Company for 26 years, serving as President from November 2003 through March 2006 and as Executive Vice President responsible for International Paper Company’s paper business, technology and corporate marketing from 2000 through 2003. Mr. Amen was a director of International Paper Company from November 1, 2003 though December 31, 2005.

On June 28, 2006, the Company entered into an agreement with Mr. Amen, effective July 1, 2006, regarding the terms of his employment (the “Agreement”). Under the Agreement, Mr. Amen’s employment will commence on July 1, 2006 and will continue for a term of four years, provided that either party may terminate the Agreement on or after the fourth anniversary of the date of employment by giving the other party one-year’s written notice of termination. Under the Agreement Mr. Amen is entitled to the following compensation: (1) base salary of one million dollars ($1,000,000) per annum, to be reviewed annually by the Board (or a Committee thereof) beginning after the first anniversary of employment and may be increased, but not decreased, from time to time, (2) target bonus under the Company’s Annual Incentive Plan equal to 120% of base salary with a maximum potential annual bonus of 180% of base salary (Mr. Amen’s annual bonus for 2006 is guaranteed to be not less than one-half of his target bonus), (3) participation in the Company’s Long-Term Incentive Plan with an LTI target of $2,000,000 based on Company performance (the three year cycle ending 2006 will be guaranteed and paid on a pro rata basis and the three year cycle ending 2007 will be paid on a pro rata basis with no guaranteed minimum), (4) an equity incentive award to be made in July 2006 under the Company’s existing Equity Choice Program, having an initial value of $1,500,000 to be allocated among various equity incentive award alternatives in accordance with the terms of the Equity Choice Program, and (5) an employment inducement award of 150,000 stock settled SARs with an exercise price equal to the fair market value of the Company’s common stock on the grant date.

Mr. Amen will be eligible to participate in all employee and executive benefit plans and programs which the Company has adopted or may adopt for the benefit of its senior executives, subject to the terms thereof; annual paid vacation in accordance with the Company’s policy applicable to senior executives; and all perquisites which other senior executives of the Company are generally entitled to receive in accordance with Company policy or as otherwise approved for him by the Board or the Compensation Committee.

In the event Mr. Amen’s employment is terminated without “Cause” or by Mr. Amen for “Good Reason” (each as defined in the Agreement), he will be entitled to (i) any unpaid base salary through the date of termination and any accrued but unused vacation in accordance with Company policy; (ii) any unpaid bonus earned with respect to any fiscal year ending on or before the date of termination; (iii) reimbursement for any unreimbursed expenses incurred in accordance with Company policy through the date of termination; (iv) all other payments, benefits or perquisites to which he may be entitled under any applicable compensation arrangement or program or under the Agreement; (v) a pro rata Annual Incentive Plan bonus for the year of termination; and (vi) severance benefits under the Company’s Executive Separation Policy. In no event will the severance benefits be less than (i) a pro rata Annual Incentive Plan bonus for the year of termination; (ii) an amount equal to the product of (A) the sum of (1) Mr. Amen’s current base salary and (2) his average Annual Incentive Plan bonus (or his target bonus if termination occurs in 2006), multiplied by (B) two, payable in substantially equal installments in accordance with the Company’s regular payroll practices over a period of twenty-four (24) months; and (iii) continued participation for two years in all welfare benefit plans subject to satisfaction of any premium co-pay obligation. In the event Mr. Amen obtains other employment that offers comparable welfare benefits, then the benefit coverage would be reduced by such comparable benefits to which he becomes entitled.

In the event of a “Change in Control” (as defined in the Company’s Executive Separation Policy) he would be entitled to severance benefits under the Executive Separation Policy that are no less favorable than those provided to senior executives generally; provided that in the event of a termination of employment without “Cause” or by Mr. Amen for “Good Reason”, in contemplation of or within two years after such a Change in Control, the severance multiplier set forth in the immediately preceding paragraph would be three rather than two and the benefits continuation period would be three years rather than two years.

The severance payments described above are subject to Mr. Amen’s compliance with the restrictive covenants referred to below, delivery to the Company of an executed general release, and resignation from all offices, directorships and fiduciary positions with the Company.

Under the Agreement, Mr. Amen is subject to restrictive covenants regarding non-competition, non-solicitation, confidentiality, cooperation and non-disparagement. If Mr. Amen’s employment terminates prior to a Change in Control and he fails to comply with the restrictive covenants (either during his employment or for a period of two years after his termination), the unexercised portion of any option or SAR, whether or not vested, and any other award not then vested will be immediately forfeited and canceled, no further severance benefits will be provided and Mr. Amen may be subject to a claw-back with respect to any paid severance benefits and certain other amounts.

Mr. Amen is entitled to be indemnified by the Company to the full extent provided by law.

There were no related party transactions between the Company and Mr. Amen reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release concerning the appointment of Mr. Amen as Chairman and Chief Executive Officer, and the resumption of duties as Lead Director of Mr. Martinez, is furnished as Exhibit 99.1. The summary of Mr. Amen’s Agreement is qualified in all respects by the terms and conditions of Mr. Amen’s Agreement, which is filed as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

In connection with the matters disclosed under Item 5.02, a copy of the press release concerning this is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1	Letter Agreement between International Flavors & Fragrances Inc. and Robert M. Amen, dated June 28, 2006.

99.1	Press Release issued by International Flavors & Fragrances Inc. on June 29, 2006.

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
Dated: June 29, 2006	By:	/s/ Dennis M. Meany
		Name:	Dennis M. Meany
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit Number	Exhibit Description

10.1	Letter Agreement between International Flavors & Fragrances Inc. and Robert M. Amen, dated June 28, 2006.

99.1	Press Release issued by International Flavors & Fragrances Inc. on June 29, 2006.